EXHIBIT 99.2

Investor Update Issued by Two Rivers Water & Farming Company and GrowCo

New Tenant Approved to Begin Growing in GCP 1

GrowCo, Inc. announced yesterday in a press release that a new tenant was approved on November 28, 2016 by the Pueblo County Liquor and Marijuana Licensing Board to immediately begin growing marijuana in GrowCo’s first greenhouse located in Pueblo County, Colorado. This new tenant will be subleasing from our existing tenant.  The new tenant had previously been approved to grow marijuana by the Colorado Marijuana Enforcement Division.